Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in Registration Statement No. 333-188496 of Ares Commercial Real Estate Corporation on Form S-3 and in Registration Statement No. 333-181077 of Ares Commercial Real Estate Corporation on Form S-8 of our report dated April 25, 2012 on the financial statements of EF&A Funding, LLC as of December 31, 2011 and for the year then ended included in the Form 8-K of Ares Commercial Real Estate Corporation dated June 3, 2013.

/s/ Reznick Group, P.C.

Atlanta, Georgia

May 30, 2013